UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2018
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 Saul Centers, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	1-12254	52-1833074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7501 Wisconsin Avenue, Suite 1500 E, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(301) 986-6200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed, on August 8, 2016, Saul Holdings Limited Partnership (the “Partnership”), the operating partnership of Saul Centers, Inc., entered into an agreement to acquire from B. F. Saul Real Estate Investment Trust (the “Trust”), for an initial purchase price of $8.8 million, approximately 13.7 acres of land located at the intersection of Ashburn Village Boulevard and Russell Branch Parkway in Loudoun County, Virginia (the "Property"). The land is zoned for up to 115,000 square feet of retail development. The parties agreed to a closing date in the second quarter of 2018.
On May 9, 2018, the parties closed the purchase and sale of the Property, entering into the Fifteenth Amendment to the First Amended and Restated Agreement of Limited Partnership of the Partnership, filed herewith as Exhibit 10.1. Pursuant to such Fifteenth Amendment, the Partnership issued 176,680 limited partnership units to the Trust in exchange for the Property.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1 Fifteenth Amendment to the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated May 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.

By:	/s/ Scott V. Schneider
Scott V. Schneider
Senior Vice President and Chief Financial Officer
Dated: May 14, 2018